Exhibit 99.1

MACY’S, INC. ANNOUNCES EARLY RESULTS AND UPSIZING OF DEBT TENDER OFFER
CINCINNATI -- December 12, 2018 -- Macy’s, Inc. (NYSE: M) today announced the early results and upsizing of the previously announced tender offer (the “Tender Offer”) of its wholly owned subsidiary, Macy’s Retail Holdings, Inc. (the “Company”), of the outstanding debt securities identified in the table below (collectively, the “Notes”). The Company has amended the terms of the Tender Offer to increase the combined aggregate principal amount of Notes subject to the Tender Offer (the “Maximum Tender Offer Amount”) from $600 million to $750 million.
As of 5 p.m., New York City time, on Dec. 11, 2018 (the “Early Tender Date”), approximately $1.51 billion aggregate principal amount of Notes were validly tendered and not validly withdrawn. The table below identifies the principal amount of each series of Notes validly tendered and not validly withdrawn and the principal amount the Company has accepted for purchase:

CUSIP Number	Title of Security	Acceptance Priority Level	Principal Amount Outstanding Prior to the Tender Offer	Principal Amount Tendered (1)	Principal Amount Accepted for Purchase	Final Proration Factor (2)
577778CB7	6.65% Senior Debentures due 2024	1	$285,288,000	$163,701,000	$163,701,000	100%
577778BL6	8.75% Senior Debentures due 2029	2	$18,151,000	$5,000,000	$5,000,000	100%
577778BK8	7.875% Senior Debentures due 2030	3	$12,193,000	$2,295,000	$2,295,000	100%
577778BQ5	6.9% Senior Debentures due 2032	4	$27,477,000	$10,431,000	$10,431,000	100%
577778CE1	6.7% Senior Debentures due 2034	5	$235,377,000	$34,574,000	$34,574,000	100%
314275AC2	6.375% Senior Notes due 2037	6	$226,560,000	$34,028,000	$34,028,000	100%
31410HAQ4	6.9% Senior Debentures due 2029	7	$306,150,000	$114,354,000	$114,354,000	100%
577778BH5	6.7% Senior Debentures due 2028	8	$136,556,000	$33,659,000	$33,659,000	100%
55616XAC1	7.0% Senior Debentures due 2028	9	$270,857,000	$154,300,000	$154,300,000	100%
55616XAB3	6.79% Senior Debentures due 2027	10	$165,442,000	$94,275,000	$94,275,000	100%
55616XAM9	4.5% Senior Notes due 2034	11	$470,000,000	$117,435,000	$103,380,000	88.1%
577778AZ6	7.6% Senior Debentures due 2025	12	$24,265,000	$5,909,000	$0	0%
55616XAG2	5.125% Senior Notes due 2042	13	$250,000,000	$108,471,000	$0	0%
55616XAH0	2.875% Senior Notes due 2023	14	$750,000,000	$342,253,000	$0	0%
55616XAK3	4.375% Senior Notes due 2023	15	$400,000,000	$112,831,000	$0	0%
55616XAL1	3.625% Senior Notes due 2024	16	$500,000,000	$173,415,000	$0	0%

(1)	As of the Early Tender Date.

(2)	The final proration factor has been rounded to the nearest tenth of a percentage point for presentation purposes.

The amount of each series of Notes accepted for purchase was determined pursuant to the terms and conditions of the Tender Offer as set forth in the Offer to Purchase dated Nov. 28, 2018 (the “Offer to Purchase”) and the related Letter of Transmittal dated Nov. 28, 2018 (the “Letter of Transmittal”).

Notes not accepted for purchase will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase and the Letter of Transmittal.
Holders of Notes validly tendered and not validly withdrawn on or before the Early Tender Date and accepted for purchase will be eligible to receive the applicable Total Tender Offer Consideration (as defined in the Offer to Purchase), which includes an early tender premium of $30.00 per $1,000 principal amount of Notes. The applicable Total Tender Offer Consideration will be determined by reference to a fixed spread specified for such series of Notes over the yield based on the bid-side price of the applicable U.S. Treasury Security, as described in the Offer to Purchase. The Total Tender Offer Consideration will be calculated by the Dealer Managers (identified below) for the Tender Offer at 11 a.m., New York City time, today, Dec. 12, 2018. All payments for Notes purchased in connection with the Early Tender Date will also include accrued and unpaid interest on the principal amount of Notes tendered and accepted for purchase from the last interest payment date applicable to the relevant series of Notes up to, but not including, the early settlement date, which is currently expected to be Dec. 13, 2018. In accordance with the terms of the Tender Offer, the withdrawal deadline was 5 p.m., New York City time, on Dec. 11, 2018. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Company).
Although the Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on Dec. 26, 2018, because holders of Notes subject to the Tender Offer validly tendered and did not validly withdraw Notes on or before the Early Tender Date in an amount that exceeds the Maximum Tender Offer Amount, the Company does not expect to accept for purchase any tenders of Notes after the Early Tender Date.
BofA Merrill Lynch, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are the Dealer Managers for the Tender Offer. D.F. King & Co., Inc. is the Tender Agent and Information Agent. Persons with questions regarding the Tender Offer should contact BofA Merrill Lynch at (toll-free) (888) 292-0070, Credit Suisse Securities (USA) LLC at (toll-free) (800) 820-1653, J.P. Morgan Securities LLC at (toll-free) (866) 834-4666 and Wells Fargo Securities, LLC at (toll-free) (866) 309-6316. Requests for copies of the Offer to Purchase, Letter of Transmittal and related materials should be directed to D.F. King & Co., Inc. at (toll-free) (800) 761-6523, collect at (212) 269-5550 or by email to macys@dfking.com. Questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc. at (toll-free) (800) 761-6523, collect at (212) 269-5550 or by email to macys@dfking.com.
This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase, as amended by this press release, and the information in this press release is qualified by reference to the Offer to Purchase and related Letter of Transmittal, as amended. None of Macy’s or its affiliates, their respective boards of directors, the Dealer Managers, the Tender Agent, the Information Agent or the trustees with respect to any Notes is making any recommendation as to whether holders should tender any Notes in response to the Tender Offer, and neither Macy’s nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.
Macy’s, Inc. is one of the nation’s premier retailers. With fiscal 2017 sales of $24.837 billion and approximately 130,000 employees, the company operates approximately 690 department stores under the nameplates Macy’s and Bloomingdale’s, and more than 180 specialty stores that include Bloomingdale’s The Outlet, Bluemercury, Macy’s Backstage and STORY. Macy’s, Inc. operates stores in 44 states, the District of Columbia, Guam and Puerto Rico, as well as macys.com, bloomingdales.com and

bluemercury.com. Bloomingdale’s stores in Dubai and Kuwait are operated by Al Tayer Group LLC under license agreements. Macy’s, Inc. has corporate offices in Cincinnati, Ohio, and New York, New York.
All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of federal tax reform, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by Macy’s with the Securities and Exchange Commission. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
(NOTE: Additional information on Macy’s, Inc., including past press releases, is available at www.macysinc.com/pressroom).
Contacts:

Media – Radina Russell
646-429-7358
Radina.russell@macys.com

Investors – Monica Koehler
513-579-7780
investors@macys.com